EXHIBIT 10.4

AGREEMENT OF PURCHASE AND SALE OF TRAILHEAD FARM OLCC MARIJUANA LICENSE 020 10000 357BC2

This AGREEMENT OF PURCHASE AND SALE OF OLCC Marijuana License 020 10000 357BC2

(this “Agreement”) , dated ____________________, is entered into between Trailhead Farms LLC, an Oregon LLC, (“Seller”), and CenAviv LLC and/or it’s assignee, an Oregon Limited Liability Company (“Purchaser”).

RECITALS

A. Trailhead Farms is the owner of OLCC Marijuana License 020 10000 357BC2 which is licensed to operate from 4180 Hayes Drive, Hood River, Oregon.

B. Seller wishes to sell, and Purchaser wishes to purchase the OLCC License.

AGREEMENT

The parties agree as follows:

SECTION 1. OLCC LICENSE PURCHASED

1.1 License Purchased. Seller agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Seller, OLCC Marijuana License 020 10000 357BC2 (Hereinafter “OLCC License”).

SECTION 2. EFFECTIVE DATE

Assuming the transactions contemplated in this Agreement close as defined in Section 10, the effective date and time of transfer of title of the OLCC License shall be when OLCC Approves the Change of Ownership and Change of Location request documentation from Seller and Purchaser.

SECTION 3. PURCHASE PRICE

The purchase price for the OLCC License (the “Purchase Price”) shall be SIXTY THOUSAND DOLLARS ($60,000), to be paid in the following manner:

(a) $60,000.00 due upon OLCC approval of the Change of Ownership and Change of Location. (b) At Closing, as defined in Section 2, the entire sum of $60,000.00 shall be distributed to Seller.

SECTION 4. PURCHASE PRICE ALLOCATION

The parties agree that the Purchase Price will be allocated as determined by Seller following Closing 2/26/2019

SECTION 5. REAL PROPERTY LEASE

The Seller’s farm is currently located at the real property location of 4180 Hayes Drive, Hood River, Oregon (the “Real Property”). Purchaser hereby agrees to lease the real property from February 1, 2019 to February 1, 2020. The lease price is $1,000.00 per month and is included in the purchase price. The lease automatically terminates upon OLCC Change of Ownership Approval and Change of Location Approval.

SECTION 6. SELLER REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Purchaser as follows:

6.1 Authority/Existence. Seller is an Oregon LLC and has all requisite power and authority to transfer the OLCC License. The execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which Seller is a party have been duly authorized by the Seller. This Agreement, when executed and delivered by the Seller, will constitute the legal, valid, and binding obligation of Seller, enforceable against Seller, in accordance with their respective terms except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on the right of specific performance.

Seller is the owner of indefeasible title to all the OLCC License being sold under the terms of this Agreement.

6.2 No Encumbrances. The execution and delivery of this Agreement by the Seller, and the consummation of the transactions contemplated thereby, will not result in the creation or imposition of any valid lien, charge (except in the case of the transfer of domain name registrations), or encumbrance on any of the OLCC License, and will not require the authorization, consent, or approval of any third party, except the OLCC authorizing the transfer.

6.3 Compliance with Laws. To the best of Seller’s knowledge, Seller has at all relevant times conducted his business in compliance with all applicable laws and regulations. The Seller is not subject to any outstanding order, writ, injunction, or decree, and the Seller has not been charged with a violation of any provision of federal, state, or local law or regulation.

6.4 Accuracy of Representations and Warranties. None of the representations or warranties of the Seller contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make Seller’s representations and warranties in this Agreement not misleading.

SECTION 7. PURCHASER REPRESENTATIONS AND WARRANTIES

Purchaser represents and warrants to Seller as follows:

7.1 Corporate Existence. Purchaser is a limited liability duly organized and legally existing under the laws of the State of Oregon. Purchaser has all requisite company power and authority to enter into this Agreement and the related agreements and to perform its obligations under them.

7.2 Authorization. The execution, delivery, and performance of this Agreement have been duly authorized and approved by Purchaser. This Agreement constitutes a valid and binding agreement of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, or similar laws affecting the enforcement of creditors’ rights or by the application of general principles of equity.

7.3 No Conflict with Other Instruments or Agreements. The execution, delivery, and performance by Purchaser of this Agreement will not result in a breach or violation of, or constitute a default under any material agreement to which Purchaser is a party or by which Purchaser is bound.

7.4 Accuracy of Representations and Warranties. None of the representations or warranties of Purchaser contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the Purchaser’s representations and warranties in this Agreement not misleading.

SECTION 8. COVENANTS OF SELLER

8.1 Conditions and Best Efforts. Seller agrees to use his best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of Purchaser’s obligations under this Agreement, and will do all acts and things as may be required to carry out Purchaser’s obligations and to consummate this Agreement.

SECTION 9. COVENANTS OF PURCHASER

9.1 Conditions and Best Efforts. Purchaser agrees to use his best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of Purchaser’s obligations under this Agreement, and will do all acts and things as may be required to carry out Purchaser’s obligations and to consummate this Agreement.

SECTION 10. CLOSING

10.1 Time and Place. The transactions provided for in this Agreement will be closed at the office of Seller’s Counsel upon receipt of written confirmation that the OLCC has received Change of Ownership documentation and Change of Location documentation, or at such a time both parties agree deal has been closed. (the “Closing”).

10.2 Obligations of Seller at Closing. At the Closing, Seller will deliver to the Purchaser the written confirmation that the OLCC has approved Seller’s and Buyer’s request to change ownership and change of location of the OLCC License from Seller to Purchaser.

10.3 Purchaser’s Obligations at Closing. At the Closing, upon receipt of written confirmation from the OLCC that they have approved change of ownership and location for the OLCC License from Seller to Purchaser, CenAviv or its assignee’s will disburse funds in the form of a wire payment or a cashier’s check.

10.4 Seller and Purchaser both agree. Purchaser gives the Seller the rights to convert any of the balance remaining after closing to restricted common stock of Jetblack Corp. a Nevada Corporation. CenAviv LLC is currently a wholly owned subsidiary of Jetblack Corp. Jetblack gives the seller the right to convert any part of the balance to shares of restricted common stock at a conversion of .20 a share. Jetblack Corp’s ticker symbol is JTBK. If Seller chooses to convert the entire $60,000 balance, the balance would convert to 300,000 shares of restricted common stock. The stock carries a restriction of 1 year before resale.

10.5 In the event the Purchaser is not able to make a $60,000 closing payment at closing. The seller has the right to convert to restricted stock or allow Purchaser to carry the balance at an interest rate of 1% a month.

SECTION 11. DEFAULT

11.1 Seller‘s Default. If Seller breaches or fails to perform any of the material terms, covenants, conditions, or obligations of this Agreement, time of payment and performance being of the essence, or commits a material breach of this Agreement, such failure or breach shall constitute an “Event of Default”. Upon the occurrence of a Seller’s Event of Default, Purchaser may either (i) terminate this Agreement after giving Seller Notice of Default and an opportunity to cure as provided in Section 17.3, below, or (ii) bring an action for specific performance of the terms of this Agreement for conveyance of the OLCC License in accordance with this Agreement, or (iii) exercise any other remedy available to Purchaser at law or equity.

11.2 Purchaser’s Default. If Purchaser breaches or fails to perform any of the material terms, covenants, conditions, or obligations of this Agreement, time of payment and performance being of the essence, such breach or failure shall constitute an “Event of Default”. Upon the occurrence of a Purchaser’s Event of Default, Seller may either (i) terminate this Agreement after giving Purchaser Notice of Default and an opportunity to cure as provided in Section 17.3, below, or (ii) bring an action for specific performance of the terms of this Agreement for conveyance of the OLCC License in accordance with this Agreement, or (iii) exercise any other remedy available to Seller at law or equity..

11.3 Notice of Default. Upon the occurrence of an Event of Default, the non-defaulting party may give notice of default and an opportunity to cure to the defaulting party in accordance with the Notice requirements of subsection 19.4 of this Agreement. No termination of this Agreement or exercise of other remedies available to the non-defaulting party may occur until written notice describing the alleged default with particularity has been given and the defaulting party has failed to completely cure the default within five (5) days after the notice is received for a default in the obligation to pay any sum of money when due, or within thirty (30) days in the case of any other default.

SECTION 12. TERMINATION OF AGREEMENT

12.1 Event of Default. Upon the occurrence of an Event of Default by a party, followed by failure of said party to cure the Event of Default after notice as required above, the non- defaulting party may terminate this Agreement on the date fixed for termination in the notice of default given and shall be entitled to pursue any and all remedies available to it at law or in equity for breach of contract. 12.2 Breach of Representations and Warranties; Failure of Conditions. Purchaser may elect by notice to Seller, and/or Seller may elect by notice to Purchaser, prior to Closing, to terminate this Agreement if:

12.2.1 The terminating party shall have discovered a material error, misstatement, or omission in the representations and warranties made in this Agreement by the other party.

12.2.2 All of the conditions precedent of the terminating party's obligations under this Agreement as set forth here in above have not occurred and have not been waived by the terminating party on or prior to the closing date.

12.3 Closing Notwithstanding the Right to Terminate. A party with a right to terminate this Agreement shall not be bound to exercise such right, and its failure to exercise such right shall not constitute a waiver of any other right it may have under this Agreement, including but not limited to remedies for breach of a representation, warranty, or covenant.

SECTION 13. MISCELLANEOUS PROVISIONS

13.1. Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties and their respective heirs, personal representatives, successors, and assigns.

13.2. Assignment. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement shall be assigned by any party prior to Closing unless it is a subsidiary, parent company or affiliate company of the named parties above, without the prior written consent of the other party.

13.3. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer on any person, other than the parties to this Agreement, any right, remedy, or claim under or with respect to this Agreement.

13.4. Notices. All notices and other communications under this Agreement must be in writing and shall be deemed to have been given if delivered personally, sent by facsimile (with confirmation), sent by email, mailed by certified mail, or delivered by an overnight delivery service (with confirmation) to the parties to the following addresses or facsimile numbers (or at such other address or facsimile number as a party may designate by like notice to the other parties):

SELLER:

David Henderson

4100 Belmont Drive Hood River, OR 97031

With a copy to:

Michael B. FitzSimons Jaques Sharp

205 3rd Street

Hood River, OR 97031 Fax: (541)386-8771

PURCHASER:

Daniel A. Goldin CenAviv, LLC

4949 SW Macadam Ave 2nd Floor Suite 84 Portland, Oregon 97239

Any notice or other communication shall be deemed to be given (a) on the date of personal delivery, (b) at the expiration of the 3rd day after the date of deposit in the United States mail, or (c) on the date of confirmed delivery by facsimile or overnight delivery service.

13.5. Amendments. This Agreement may be amended only by an instrument in writing executed by all the parties.

13.6. Construction. The captions used in this Agreement are provided for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. All references in this Agreement to "Section" or "Sections" without additional identification refer to the Section or Sections of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Whenever the words include or including are used in this Agreement, they shall be deemed to be followed by the words without limitation.

13.7. Counterparts. This Agreement may be executed in counterparts, each of which will be considered an original and all of which together will constitute one and the same agreement.

13.8. Facsimile Signatures. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either party, the parties shall confirm facsimile transmitted signatures by signing an original document.

13.9. Further Assurances. Each party agrees (a) to execute and deliver such other documents and (b) to do and perform such other acts and things, as any other party may reasonably request, in order to carry out the intent and accomplish the purposes of this Agreement.

13.10. Time of the Essence. Time is of the essence with respect to all dates and time periods set forth or referred to in this Agreement.

13.11. Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear the party's own expenses in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement.

13.12. Waiver. Any provision or condition of this Agreement may be waived at any time, in writing, by the party entitled to the benefit of such provision or condition. Waiver of any breach of any provision shall not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.

13.13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, without regard to conflict-of-laws principles.

13.14. Attorney Fees. If any arbitration, suit, or action is instituted to interpret or enforce the provisions of this Agreement, to rescind this Agreement, or otherwise with respect to the subject matter of this Agreement, the party prevailing on an issue shall be entitled to recover with respect to such issue, in addition to costs, reasonable attorney fees incurred in preparation or in prosecution or defense of such arbitration, suit, or action as determined by the arbitrator or trial court, and if any appeal is taken from such decision, reasonable attorney fees as determined on appeal.

13.15. Injunctive and Other Equitable Relief. The parties agree that the remedy at law for any breach or threatened breach by a party may, by its nature, be inadequate, and that the other parties shall be entitled, in addition to damages, to a restraining order, temporary and permanent injunctive relief, specific performance, and other appropriate equitable relief, without showing or proving that any monetary damage has been sustained.

13.16. Severability. If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

13.17. Entire Agreement. This Agreement (including the documents and instruments referred to in this Agreement) constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior understandings and agreements, whether written or oral, among the parties with respect to such subject matter.

SELLER:

TRAILHEAD FARMS, LLC . STP FARMS, LLC

_____________________________ ______________________________

PURCHASER: CenAviv LLC

_____________________________ ______________________________

Daniel A. Goldin Chairman & CEO 2/26/2019